Exhibit 24


Authorization to Sign SEC Form 4



October 22, 2007

United States Securities and Exchange Commission
Attn: Filing Desk
450 Fifth Street, NW
Washington, D.C. 20549

To Whom It May Concern:

The undersigned, Richard H. Wiley, authorizes and designates Douglas Sundby, John Livingston or Deborah Rasin to file SEC Form 4's, or amendments their on, on his behalf with respect to the securities of Samsonite Corporation.

The duration of this authorization shall be from October 22, 2007 through and including October 31, 2007.


/s/ Richard H. Wiley